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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of First Bank System, Inc. pertaining to the FirsTier Financial, Inc. Omnibus Equity Plan, of our report dated January 24, 1995, with respect to the consolidated financial statements of First Bank System, Inc. included in its Current Report to Form 8-K dated March 3, 1995, filed with the Securities and Exchange Commission.

                                                /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota
February 20, 1996